EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of IT&E International Group and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.


Dated:  September 13, 2006             ComVest Investment Partners II LLC

                                       By: ComVest II Partners, LLC, its
                                           managing member


                                           By:/s/ Michael S. Falk
                                           ------------------------------------
                                           Name:  Michael S. Falk
                                           Title: Managing Member


Dated:  September 13, 2006             ComVest II Partners, LLC


                                       By:/s/ Michael S. Falk
                                       ----------------------------------------
                                       Name:  Michael S. Falk
                                       Title: Managing Member


Dated:  September 13, 2006             ComVest Group Holdings, LLC


                                       By:/s/ Michael S. Falk
                                       ----------------------------------------
                                       Name:  Michael S. Falk
                                       Title: Chairman and Managing Member


Dated:  September 13, 2006             /s/ Michael S. Falk
                                       ----------------------------------------
                                       Michael S. Falk, individually


Dated:  September 13, 2006             /s/ Robert L. Priddy
                                       ----------------------------------------
                                       Robert L. Priddy, individually